EARNEST MONEY CONTRACT - COMMERCIAL IMPROVED PROPERTY


1. PARTIES. METRIC INCOME TRUST SERIES, INC., a California corporation ("Seller"), agrees to sell and convey to BRAUVIN INC., an Illinois corporation ("Buyer"), and Buyer agrees to buy from Seller, the following property for the consideration and upon and subject to the terms, provisions, and conditions hereinafter set forth.

2. PROPERTY. A parcel of land situated in Riverside County, State of California and more particularly described as set forth on Exhibit A attached hereto and incorporated herein ("Land"); together with all buildings, improvements, fixtures, and all property of every kind and character and description owned by Seller located on or attached to the Land ("Improvements"); all privileges, and appurtenances pertaining thereto including any right, title and interest of Seller in and to adjacent streets, alleys, rights-of-way or easements for ingress and egress; Seller's interest in and to all licenses and permits with respect to the Land and the Improvements; Seller's interest in that certain lease dated November 30, 1989 between Seller and National Convenience Stores Incorporated ("NCS"), as amended pursuant to that certain Lease Amendment dated as of October 14, 1992 between Seller and NCS (collectively, the "Lease"), which Lease was assumed by Circle K Stores, Inc. ("Circle K"), pursuant to that certain Assignment and Assumption of Lease dated April 28, 1994 between NCS and Circle K; and Seller's interest in all warranties or guaranties relating to the Land, the Improvements or to any tangible personal property and fixtures located on or attached to the Land or Improvements; all of the above hereinafter collectively called "Property".

3.       CONTRACT SALES PRICE.

         A.       Cash payable at closing (inclusive of
                    Deposit described in Paragraph 5)             $970,000

         B.       Amount of Third Party Financing
                    (see Paragraph 4)                             Not Applicable

         C.       Total Sales Price (Sum of A and B)              $970,000

4.       THIRD PARTY FINANCING.  Not Applicable.

5. EARNEST MONEY. Within two (2) business days after the end of the Inspection Period (as defined below), Buyer shall deposit the sum of $50,000 as earnest money in escrow with Chicago Title Insurance Company, 388 Market Street, Suite 1300, San Francisco, California,
         Attn: Beth Bailey-Gates ("Title Company"), which amount shall be placed in an interest bearing account. The amount so deposited and any interest earned thereon is hereinafter referred to as the "Deposit". The entire amount of the Deposit shall be non-refundable to Buyer except in the event that Seller shall default in the performance of or otherwise be unable to perform its obligations under this Contract.

6. CLOSING: The closing of the sale ("Closing") shall take place at the Title Company before 5 p.m., on or before the fifteenth (15th) day following expiration of the Inspection Period ("Closing Date") and, subject to an extension of the Closing Date owing to Seller's right to cure as set forth in Paragraph 12 hereof, the transaction contemplated herein shall close not later than December 29, 1998, unless such date is changed in writing by Seller and Buyer, or otherwise extended as herein provided.

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         A.       At the Closing,  Seller shall  deliver to escrow,  at Seller's sole cost and expense, the following:

                  (1) A duly executed and acknowledged Grant Deed conveying title in fee simple to all of the Land and Improvements, subject to the Approved Title Matters (as such term is defined in Paragraph 12 hereof) and/or as otherwise approved by Buyer in writing;


                  (2) A Bill of Sale conveying title, free and clear of all liens, to any personal property specified herein and to the extent assignable, licenses, permits, warranties or guaranties, duly executed by Seller;

                  (3)      The original Lease;

                  (4) An Assignment and Assumption of the Lease in the form attached hereto as Exhibit C;

                  (5) Evidence of its capacity and authority for the Closing of this transaction;

                  (6)      Seller's FIRPTA Affidavit; and

                  (7)      All  other   documents   necessary   to  close   this
                           transaction as may be reasonably requested by Title Company or required by local practice and custom.

         B. At the Closing, Buyer shall deliver to escrow, at Buyer's sole cost and expense, the following:

                  (1) The total Sales Price (subject to any applicable prorations);

                  (2) Evidence of its capacity and authority for the Closing of this transaction; and

                  (3)      All  other   documents   necessary   to  close   this
                           transaction as may be reasonably requested by Title Company or required by local practice and custom.

         C. At the Closing, Title Company shall issue to Buyer its CLTA Owner's Standard Coverage Policy of title insurance ("Title Policy") in the full amount of the Sales Price, dated as of the Closing Date, insuring Buyer's fee simple title to the Land and Improvements subject only to the standard printed exceptions contained in the usual form of Title Policy, non-delinquent real property taxes and assessments, Approved Title Matters and such other matters as Buyer may approve in writing. Notwithstanding the preceding sentence, Buyer may, at its election and at its sole cost and expense, seek to obtain from Title Company overstandard coverage and any and all endorsements to the Title Policy which Buyer may deem necessary or desirable; provided, however, that Buyer shall

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                  satisfy itself as to the availability of all such coverage and
                  Title  Company's  commitment to issue such  coverage  prior to
                  expiration  of  the   Inspection   Period.   Title   Company's
                  unwillingness or inability to issue, at closing, a policy (other than the Title Policy), or any of the endorsements requested by Buyer and agreed to by Title Company during the Inspection Period, shall not constitute a failure of a condition precedent excusing Buyer's performance hereunder, unless such unwillingness or inability on the part of the Title Company is owing to some condition of title which had not been disclosed to Buyer prior to the expiration of the Inspection Period and which materially adversely affects the condition of title to the Property.

         D. In addition to the items to be delivered by Seller at Closing as described in Paragraph 6(A) above, it shall be a condition precedent to Buyer's obligation to close this transaction, that Buyer receive (i) a tenant estoppel certificate from the tenant under the Lease in substantially the form attached hereto as Exhibit D addressed to Seller and Brauvin Capital Trust, Inc.; (ii) (a) an acknowledgement from Circle K that its obligations under that certain indemnification letter dated April 22, 1998 in favor of Seller (the "Indemnification Letter"), upon conveyance of the Property to Buyer will run to Buyer, as Seller's successor-in-interest and its successors and assigns or (b) the Indemnification Letter reissued by Circle K in favor of Buyer and its successors and assigns; --
                  (iii) subject to the provisions of Paragraph 6(C) above and the limitations of Paragraph 12 below, the Title Policy; (iv) the Survey (as defined below) with no changes from that which is approved (or deemed to be approved) by Buyer during the Inspection Period, certified to Brauvin Capital Trust, Inc. and the Title Company, and (v) (a) the Phase I Environmental Site Assessment (to be updated at Buyer's election) addressed to Brauvin Capital Trust, Inc., or (b) a letter from the applicable environmental firm which prepared such assessment for Seller stating that the same may be relied upon by Brauvin Capital Trust, Inc. Seller shall make commercially reasonable efforts to obtain the items described in clauses (i) and (ii) of this Paragraph 6(D) and shall reasonably cooperate with Buyer's efforts to obtain the items described in clauses
                  (iii), (iv) and (v) of this Paragraph 6(D). Seller shall not be, or be deemed to be, in breach of this Contract in the event it or Buyer, as the case may be, is unable to obtain any of the items described in this Paragraph 6(D). If, following the expiration of the Inspection Period, the transaction contemplated hereby fails to close owing solely to a failure of one or more of the conditions precedent set forth in this Paragraph 6(D) to be satisfied, then Buyer may terminate this Contract, the Deposit shall be returned to Buyer and Buyer shall be entitled to recover from Seller its reasonable and substantiated out of pocket expenses incurred in connection with this transaction up to a maximum of $7,500.00.

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         7.       FEASIBILITY  STUDY AND INSPECTION.  Prior to expiration of the
                  Inspection Period (as defined below), Buyer shall have the right, at its sole cost and expense, to review and copy all of Seller's non-privileged and non-confidential documents and information relating to the operation or condition of the Property and to conduct whatever inspections, studies, tests and investigations Buyer desires to conduct relating to the
                  Property   including,   without   limitation,   the  physical,
                  environmental, economic and legal condition of the Property (the "Inspections"). Buyer shall have through 5 P.M. on that date which is the thirtieth (30th) day following the Effective Date of this Contract ("Inspection Period") to perform such Inspections and in this regard, Buyer or his designated agents
                  may  enter  upon  the  Property  upon  reasonable   notice  at
                  reasonable times for purposes of such analysis, tests and inspections which may be deemed necessary by Buyer. If Buyer determines, in his sole judgment, that the Property is not suitable for any reason for Buyer's intended use or purpose, or is not in satisfactory condition, then Buyer may, by written notice to Seller ("Disapproval Notice") on or before the end of the first business day following the expiration of
                  the  Inspection  Period,   terminate  this  Contract  for  all
                  purposes (except as otherwise specifically provided herein). If Buyer does not timely give the Disapproval Notice, any and all objections with respect to the Inspections and to the condition and suitability of the Property shall be deemed to have been waived by Buyer for all purposes. In the event the transaction contemplated in this Contract shall not close, through no fault of Seller, Buyer shall restore the Property to its original condition, if changed due to the tests and inspections performed by Buyer, and shall provide Seller with a copy of the results of any tests and inspections made by Buyer, excluding any market and economic feasibility studies.
                  Buyer  shall  indemnify,   protect,  defend  and  hold  Seller
                  harmless from and against any damages, liabilities, claims, demands, costs or expenses arising from Buyer's Inspections (Buyer's obligations pursuant to this sentence shall survive Closing or termination of this Contract).

                  BUYER AND SELLER ACKNOWLEDGE AND AGREE THAT THE ATTACHED ADDENDUM IS A PART OF THIS CONTRACT AND SHALL BE APPLICABLE TO THE TRANSACTION CONTEMPLATED HEREIN.

         8. BROKER'S FEE: Newell Investment Company, Inc. ("Newell") and BT Commercial/Damon Raike & Co. ("BT/Raike"), as co-brokers (collectively, "Brokers"), each of whom is appropriately licensed in the state in which the Property is located, have negotiated the transaction contemplated in this Contract. Upon Closing, Seller agrees to pay (i) Newell a cash fee of $19,400 and (ii) BT/Raike a cash fee of $38,800, which Title Company shall pay from the sales proceeds upon Closing. Each of the parties represents to the other that it has not incurred any liability for brokerage fees or commission in connection with this transaction other than the liability of Seller as set forth above. Each party indemnifies and agrees to hold the other party harmless from any and all claims and/or expense resulting to the other party by reason of a breach of the representation made by such party herein.

         9. POSSESSION. The possession of the Property shall be delivered to Buyer at Closing in its present "as-is" condition, ordinary wear and tear excepted, subject to the rights of the tenant therein.

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         10.      SALES EXPENSES TO BE PAID IN CASH AT OR PRIOR TO CLOSING.  The
                  following items will paid as follows:

                   Item                     Seller       Buyer       Split 50/50

                  Escrow fees                                         X
                  Recording fees             X
                  Transfer taxes             X
                  Title Policy fees          X
                   (Standard CLTA)
                  Title Policy fees                       X
                   (overstandard coverage
                   and endorsements)
                  Survey fees (excluding
                   updates)                  X
                  Title Company Doc. Prep.                 X
                   fees (if any)
                  Phase I Report
                   (including updates)       X

         11. PRORATIONS. Rents, assessments, current taxes, utility charges and maintenance fees and all other ordinary operating items of income and expense relating to the Property shall be prorated at the date of Closing. If ad valorem taxes for the year in which the sale is closed are not available on the Closing Date, proration of taxes shall be made on the basis of taxes assessed in the previous year, with a subsequent cash adjustment of such proration to be made between Seller and Buyer, if necessary, when actual tax figures are available.

         12. TITLE APPROVAL. Within ten (10) days of the Effective Date of this Contract, Seller shall deliver to Buyer a Preliminary Title Report, issued by Title Company (the "PTR") and, to the extent available, legible copies of all recorded instruments noted as exceptions in the PTR, together with an ALTA survey of the Land and Improvements (the "Survey"). If Buyer has an objection to items disclosed in such PTR or shown on the Survey, Buyer shall have ten (10) days from the date of receipt of the last of the PTR, the Survey or the underlying title exception documents (the "Title Inspection Period") to make written objections to Seller; provided, however, that the Title Inspection Period shall not extend, in any event, beyond the end of the Inspection Period, unless otherwise agreed by the parties in writing. Any items disclosed in such PTR or shown on the Survey, if not timely objected to by Buyer, shall be deemed approved ("Approved Title Matters"). If Buyer makes such written objections, Seller shall have thirty (30) days from the date of its receipt of such written objections to cure the same. If required, the Closing Date shall be extended to allow such cure period. Seller agrees to utilize reasonable efforts and reasonable diligence to cure such objections, if any; provided, that if Buyer has given timely written objection notice of the same during the Title Inspection Period (or within three (3) business days after obtaining knowledge thereof, if any such item is first disclosed following the end of such Title Inspection Period), Seller shall remove (i) all liens of definitive or ascertainable amount (other than taxes and assessments) and (ii) any other defects, provided, further that Seller shall have no obligation to remove the items described in clauses (i) and
                  (ii) of this Paragraph 12 to the extent the aggregate cost to remove the same exceeds $10,000. If the objections are not cured within such time period, Buyer may (i) terminate this Contract upon written notice to Seller and neither party shall have any further rights or obligations pursuant to this Contract except as otherwise provided above, or (ii) waive the unsatisfied objections and close the transaction and the Sales Price shall not be reduced. Seller shall bear the cost, if any, of having the Survey certified to Brauvin Capital Trust, Inc.; Buyer shall bear the cost, if any, of making any changes or updates to the Survey requested by Buyer or its lender, if any.

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                  As  contemplated  by Paragraph  6(C) above,  Buyer shall fully satisfy itself as to the condition of title to the Property and its ability to obtain all desired title insurance coverage from the Title Company during the Inspection Period. In the event any matter affecting title is newly disclosed to Buyer following the expiration the Inspection Period and prior to the Closing Date, then Buyer shall have three (3) business days within which to give Seller written notice of objection to only such newly described matter(s) and Seller shall then have thirty (30) days from the date of its receipt of such written objection to cure the same subject to the limitations of this Paragraph 12. If required, the Closing Date shall be extended to allow such cure period. Any such new matter, if not timely objected to by Buyer, shall be deemed an Approved Title Matter.

         13. DEFAULT. If Buyer fails to perform its obligations under this Contract, Seller, as its sole and exclusive remedy, may terminate this Contract and receive and retain the Deposit as liquidated damages. If Seller fails to perform its obligations under this Contract, Buyer may terminate this Contract, the Deposit shall be returned to Buyer and Buyer shall be entitled to recover from Seller as liquidated damages Buyer's reasonable and substantiated out of pocket costs and expenses incurred in connection with this transaction up to a maximum of $7,500. Buyer and Seller acknowledge and agree that the damages sustained by either party in the event of default by the other party hereto would be difficult and impractical to determine and the amounts specified above have been agreed upon by Buyer and Seller, after negotiation, as their best reasonable estimate as of the date of this Contract of the amount of such damages as would be sustained by the non-defaulting party under such circumstances. Notwithstanding the foregoing, in the event, and only in the event, that Seller's breach hereunder shall be attributable to Seller's willful or voluntary default in the performance of its obligations as provided in this Contract, then, and only then, may Buyer seek specific performance of this Contract.


                  Buyer ( /s/ ) and Seller ( /s/ ) agree to the above.

         14. ATTORNEYS' FEES. The prevailing party in any legal proceeding against any other party hereto brought under or with relation to the Contract or transaction shall be entitled to recover court costs and reasonable attorneys' fees from the non-prevailing party.

         15. ADDITIONAL DOCUMENTS TO BE PROVIDED BY SELLER. At the times set forth in the attached Addendum, Seller shall deliver to Buyer copies of certain additional documents and information relating to the Property.

         16. COVENANTS OF SELLER. From the Effective Date of this Contract until the Closing Date or earlier termination of this
                  Contract, Seller shall: (i) operate the Property in the customary and ordinary course of its business and will use its reasonable efforts to reasonably preserve for Buyer the relationships of Seller and its suppliers, tenants and others with respect to the Property; (ii) not enter into any written or oral service contract or other agreement with respect to the Property that will not be fully performed by Seller on or before the Closing Date, or that will not be cancelable by Buyer without liability within thirty (30) days after the Closing Date; (iii) without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed) not enter into, or alter, amend or otherwise modify, or supplement the Lease; and (iv) advise Buyer promptly of any

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                  litigation,    arbitration,    administrative    hearing,   or
                  legislation before any governmental body or agency of which Seller receives written notice, concerning or affecting the Property which is instituted or threatened after the date hereof. In the event, Seller takes any action described in clause (iii) of this Paragraph 16, despite Buyer having reasonably withheld its consent, then Buyer may elect to terminate this Contract and the Deposit shall be returned to Buyer.

         17. CONDEMNATION. If prior to Closing Date condemnation proceedings are commenced against any material portion of the Property, Buyer may, at its option, terminate this Contract by written notice to Seller within ten (10) days after Buyer is advised of the commencement of condemnation proceedings and the Deposit shall be refunded to Buyer. Alternatively, Buyer shall have the right to appear and defend in such condemnation proceedings, and any award in condemnation shall, at the Buyer's election made prior to Closing, become the property of Seller and reduce the Sales Price by the same amount or shall become the property of Buyer and the Sales Price shall not be reduced.

         18. CASUALTY LOSS. Except as specifically provided herein, this Contract shall remain in full force and effect notwithstanding the occurrence of any damage to or destruction of the Property prior to closing. Risk of loss by damage or destruction to the Property prior to the closing shall be borne by Seller. In the event any such damage or destruction is not fully repaired prior to Closing (Seller shall have no duty to repair the same), Buyer, at its option may either (i) terminate this Contract upon written notice to Seller within ten (10) days after Buyer is advised of such damage or destruction in which event the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations pursuant to this Contract except as otherwise provided above, or (ii) elect to close the transaction, in which event Seller's right to all insurance proceeds resulting from such damage or destruction shall be assigned in writing by Seller to Buyer and the Sales Price shall not be reduced. In the event that following the Closing there shall occur damage or destruction to the Property for which Seller is entitled to receive insurance proceeds under Circle K's insurance policy, then Seller agrees to cooperate with Buyer to assign its rights, if any, to any such proceeds to Buyer and to execute such documents as may be necessary to effectuate such assignment.

         19.      MISCELLANEOUS.

                  A. Any notice required or permitted to be delivered hereunder shall be deemed received when personally delivered or received by facsimile transmission or one (1) business day after being sent by Federal Express or other nationally recognized overnight delivery service, charges prepaid, in each case addressed to Seller Buyer and their respective counsel, as the case may be, at the addresses or facsimile numbers set forth below the signature of such party hereto.

                  B.       This  Contract  shall  be  construed   under  and  in
                           accordance with the laws of the state in which the Property is located.

                  C. This Contract shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

                  D. In case any one or more the provisions contained in the Contract shall for any reason be held to be invalid, illegal, and unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Contract shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

                  E. This Contract constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter and cannot be changed except by their written consent.

                  F.       Time is of the essence of this Contract.

                  G. Words of any gender used in this Contract shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

         20. ASSIGNMENT. Buyer may not assign this Contract without the prior written consent of Seller which Seller may grant or withhold in its sole and absolute discretion; provided, however, that Buyer may assign its rights hereunder prior to Closing to Brauvin Capital Trust, Inc., a Maryland corporation or a wholly owned affiliate thereof; provided (i) such assignee executes a written assumption of all of Buyer's obligations under this Contract, in the form and substance of Exhibit E attached hereto, (ii) Buyer shall not be released from its obligations and liabilities under this Contract, and
                  (iii) such assignment shall be without any increase in price, fees, commissions or other compensation to Buyer in consideration of such assignment. Subject to the foregoing, this Contract shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

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EXECUTED in multiple  originals as of November 13, 1998 (the "Effective  Date").
(Fill in date Seller signs.)


SELLER:                                  BUYER:

METRIC INCOME TRUST SERIES, INC., a      BRAUVIN INC.,
California corporation                   an Illinois corporation


By:   /s/ Herman H. Howerton             By: /s/ Barry Bain
      ------------------------------             -------------------------------

Its:  Vice President, General Counsel    Its:
      -------------------------------         ----------------------------------

c/o SSR Realty Advisors                  30 North LaSalle Street, Suite 3100
One California Street, Suite 1400        Chicago, Illinois 60602
San Francisco, CA  94111                 Attention:  Barry D. Bain, Senior Vice
President
Attention:  Property Sales
Fax No.:    (415) 678-2291               Fax No.:    (312) 759-7800
Phone No.:  (415) 678-2107               Phone No.:  (312) 759-7660

With a copy to:                          With a copy to:

Landels Ripley & Diamond, LLP            Patzik, Frank & Samotny, Ltd.
350 The Embarcadero Center, 6th Floor    150 South Wacker Drive, Suite 900
San Francisco, CA  94105                 Chicago, IL  60606
Attention:  Richard S. Winer, Esq.       Attention:  Allan L. Yusim
Fax No.:  (415) 512-8750                 Fax No.:  (312) 551-1101
Tel: No.: (415) 512-8700                 Tel No.:  (312) 551-8300

                                    ADDENDUM
                                       TO
               EARNEST MONEY CONTRACT-COMMERCIAL IMPROVED PROPERTY


This Addendum To Earnest Money Contract - Commercial Improved Property (this "Addendum") is made concurrently with and forms a part of that certain Earnest Money Contract - Commercial Improved Property (the "Contract") executed this date between METRIC INCOME TRUST SERIES, INC., a California corporation ("Seller"), and BRAUVIN INC., an Illinois corporation ("Buyer"). In addition to and notwithstanding anything to the contrary contained in the Contract, Seller and Buyer further agree as follows:

1. Except as otherwise expressly provided in the Contract or this Addendum, Seller disclaims the making of any representations or warranties, express or implied, regarding the Property or its value, condition of title, physical condition (including, without limitation, pest control, hazardous substances or environmental matters), compliance with laws (including, without limitation, the Americans With Disabilities Act of 1990 or other laws respecting building, zoning or land use matters) or any other matters or information with respect to the Property.

     Notwithstanding the foregoing, Seller hereby represents and warrants to Buyer that Minton J. Newell, property sales consultant to Seller, based solely upon inquiry, by means of the Inquiry Memorandum attached hereto as Exhibit B (the "Inquiry Memorandum"), of the individuals listed thereon, each of whom responded to such Inquiry Memorandum, and without any independent investigation or further inquiry, has no actual knowledge, as of the date hereof, except as specifically set forth in Exhibit B-1 attached hereto and incorporated herein by reference, that:

         a. Seller has received any written notice from any governmental authorities that eminent domain proceedings for the condemnation of the Real Property are pending;

         b. Seller has received any written notice of any threatened or pending litigation against Seller which would materially and adversely affect the Real Property;

         c. Seller has received any written notice from any governmental authority that the Improvements located on the Land are presently in violation of any applicable building codes;

         d. Seller has received any written notice from any governmental authority that Seller's use of the Property is presently in violation of any applicable zoning, land use, environmental or other law, order, ordinance, rule or regulation affecting the Property.

     Seller hereby represents and warrants to Buyer that the Contract has been approved by the Seller's Board of Directors. Seller has full power and lawful authority to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Contract and all actions of Seller necessary to confer such power and authority upon the persons executing this Contract and all documents which are contemplated by the Contract on behalf of Seller have been taken. Seller's representations and warranties as set forth herein and in the Contract to which this Addendum pertains, shall survive the Closing for a period of sixty (60) days only.

2.   Buyer acknowledges that Seller has delivered to Buyer, or shall within five
     (5) days hereafter (or at such other time specified in the Contract or below) deliver to Buyer, a copy of each of the following items:

     Items to be Delivered by Seller

     a.   Copy of Preliminary Title Report.

     b. Survey of the Property within three (3) business days of Seller's receipt of the same.

     c. Existing Phase I Environmental Site Assessment and any updates thereto, within three (3) business days of Seller's receipt of the same.

     d.   Copy of the Lease.

     e.   Copy of the Indemnification Letter.

     f. Circle K's financial statements as required by the Indemnification Letter within three (3) business days of Seller's receipt of the same.

3. Buyer acknowledges and agrees that (i) Buyer has made or has had, or will have, an adequate opportunity to make such inquiries, inspections, tests and evaluations of the Property (including, without limitation, its value, condition of title, physical condition, environmental condition and compliance with laws) as Buyer has deemed necessary or advisable, (ii) Buyer is not relying and will not rely upon any representations or warranties respecting the Property (other than those, if any, specifically provided in the Contract) made by or on behalf of Seller, (iii) except for its reliance upon any specific representations or warranties of Seller, and subject to the limitations upon the survival of the same set forth in Paragraph 1 of this Addendum, (a) Buyer is assuming and shall assume the risk that adverse conditions relating to the Property may not have been or may not be revealed by Buyer's investigation of the Property, and (b) Buyer is purchasing and shall purchase the Property in its "AS-IS" condition and WITH ALL FAULTS on the Closing Date.

4. Buyer further acknowledges and agrees that except for any claims arising out of breach of the specific provisions of the Contract, and subject to the survival period of Seller's representations and warranties set forth herein, Buyer expressly, irrevocably and unconditionally waives, releases and discharges Seller, its agents, partners, advisors, affiliates, successors and assigns, from any and all rights, claims, damages and causes of action, whether at law or in equity, whether or not known or unknown as of the date hereof and/or as of the Closing Date, which Buyer may have or become entitled to assert arising out of Buyer's purchase of the Property or its value, condition or title, physical condition, environmental condition, compliance with laws, or other matters respecting the Property.

5. Buyer agrees that, unless Buyer has obtained the prior written consent of Seller, Buyer shall not directly or indirectly release, publish or otherwise distribute any report, prospectus, advertisement, circular or other document which names or refers in any manner directly or indirectly to Seller, Metric Realty, SSR Realty Advisors or any of their respective agents, advisors or affiliates; provided, however, that Buyer may make limited disclosure of Seller's identity, the purchase price and the intended use of the Property to the extent the same are required in connection with Buyer's meeting federal or state securities law disclosure requirements or Buyer is required to disclose such information to its lender(s) in connection with obtaining financing.

BUYER (_/s/_) AND SELLER (_/s/_) AGREE TO THE FOREGOING.







                                    EXHIBIT A
                                Legal Description

PARCEL A:

PARCEL 1 OF PARCEL MAP NO. 21654 AS PER PLAT ON FILE IN BOOK 150, PAGES 58 AND 59 OF PARCEL MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.

PARCEL B:

A NON-EXCLUSIVE EASEMENT OF USE AND ENJOYMENT IN, TO AND THROUGH THE ENTRY WAYS LOCATED ON OR SUPPLYING TO THE PARCELS AND THE TRAFFIC AREAS (EXCEPT FOR AREAS SITUATED UNDERNEATH GASOLINE CANOPIES, PARKING AREAS AND SIDEWALKS) FOR SUCH PARCELS, FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS FOR THE BENEFIT OF THE OWNERS, THEIR OFFICERS, DIRECTORS, EMPLOYEES, LICENSEES, AGENTS, CONTRACTORS, INVITEES, VISITORS, CUSTOMERS AND TENANTS, AS SET FORTH IN A DOCUMENT RECORDED AUGUST 19, 1988 AS INSTRUMENT NO. 236813 OFFICIAL RECORDS, WHICH ARE APPURTENANT TO PARCEL 1 OF PARCEL MAP NO. 21634.



                                    EXHIBIT B
                               Inquiry Memorandum

The Inquiry Memorandum, dated December 1998, is not included with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Inquiry Memorandum upon request.

                                    EXHIBIT C
                       ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE ("Assignment") is made and entered into effective the 24 day of December, 1998 ("Effective Date"), by and between METRIC INCOME TRUST SERIES, INC., a California corporation ("Assignor") and BCT RUBIDOUX L.L.C., a Delaware limited liability company ("Assignee").

                                    RECITALS

         A. Assignor, as Landlord, and National Convenience Store Incorporated ("NCS") entered into that certain Lease Agreement dated November 30, 1989 as amended pursuant to that certain lease amendment dated as of October 14, 1992 between Assignor and NCS (collectively, the "Lease"), whereby Assignor leases to Tenant (as defined below) certain premises located in the City of Rubidoux, County of Riverside, State of California, as more particularly described in the Lease ("Premises").

         B. The Lease was assumed by Circle K Stores, Inc. ("Tenant") pursuant to that certain Assignment of Assumption of Lease dated April 28, 1994 between NCS and Tenant.

         C. Assignor desires to convey the Premises and assign the Lease to Assignee.

         D. All capitalized terms not otherwise defined herein shall have the same meanings as defined in the Lease unless the context indicated otherwise.

         THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, and the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

         1. Assignor does hereby transfer, assign, convey, set over and deliver unto Assignee all of Assignor's right, title and interest in, to and under the Lease and Assignee does hereby assume and agree to perform all of Assignor's rights, duties, obligation and liabilities, as Landlord, in, to and under the Lease arising and to be performed from and after the date of this Assignment. Concurrently with the execution of this Assignment, Assignor is delivering to Assignee a copy of the Lease.

2. Assignee shall indemnify, defend and hold harmless Assignor from and against any and all costs, liabilities, losses damages, expenses or claims including, without limitation, reasonable attorneys' fees, with respect to events or conditions first occurring on or after the date hereof and arising out of or relating to Assignee's failure to perform its obligations under the Lease so long as such is not caused by an act or omission of Assignor, its employees or agents. Assignor shall indemnify, defend and hold harmless Assignee from and against any and all costs, liabilities, damages, expenses or claims including, without limitation, reasonable attorneys' fees arising out of or relating to Assignor's failure to perform its obligations under the Lease, with respect to events or conditions first occurring prior to the date hereof and so long as such is not caused by Assignee, its employees, agents, successors or assigns.

         3. This Assignment and the obligations of Assignor, if any, hereunder shall survive the closing of the purchase and sale transaction referred to in that certain Earnest Money Contract-Commercial Improved Property dated November 13, 1998 by and between Assignor and Assignee (the "Contract of Sale"), and shall be binding upon and inure to the benefit of Assignee and its successors and assigns.

         4. This Assignment and Assumption of Lease may be executed by facsimile, in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one instrument, and shall be binding and effective when all of the parties hereto have executed at least one counterpart.

         5. This Assignment shall be governed by and construed in accordance with the laws of the State of California.

                                     EXECUTED  effective  the date  shown above.

                                     ASSIGNOR:

                                     METRIC INCOME TRUST SERIES, INC.,
                                     a California corporation

                                     By:      /s/ Herman H. Howerton
                                              ----------------------
                                     Name:    Herman H. Howerton
                                              ------------------
                                     Its:     Vice-President
                                              --------------

                                     ASSIGNEE:

                                     BCT RUBIDOUX L.L.C.
                                     a Delaware limited liability company

                                     By:      /s/ James L. Brault
                                             -------------------
                                     Name:    James L. Brault
                                              ---------------
                                     Its:     President
                                              ---------

                                    EXHIBIT D
                           Tenant Estoppel Certificate

The Tenant Estoppel Certificate, produced by Tosco Marketing Company, dated December 16, 1998, is not included with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Tenant Estoppel Certificate upon request.




                                    EXHIBIT E
                            ASSIGNMENT AND ASSUMPTION

         FOR TEN AND NO/100 DOLLARS ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BRAUVIN, INC., an Illinois corporation ("Assignor"), does hereby assign, transfer and convey unto BCT RUBIDOUX L.L.C., a Delaware limited liability company ("Assignee"), all of its right, title and interest, in and to that certain Earnest Money Contract dated on or about November 13, 1998, by and between Metric Income Trust Series, Inc., as Seller, and Assignor, as Purchaser, together with all of its right, title and interest in and to the Lease as more specifically enumerated therein.
         Assignee has hereby executed the within Assignment and Assumption for the purpose of assuming any and all of the obligations of Assignor under the Contract and Lease, as aforesaid.

         IN WITNESS WHEREOF, this Assignment and Assumption has been executed as of the 21st of December, 1998.

                                                     ASSIGNOR:
                                                     ---------
                                                     BRAUVIN, INC.

                                                     By: /s/ Barry Bain
                                                         --------------
                                                     Name: Barry Bain
                                                           ----------
                                                     Title: Vice-President
                                                            --------------
                                                     ASSIGNEE:
                                                     ---------

                                                     BCT RUBIDOUX L.L.C

                                                     By: /s/ James L. Brault
                                                         -------------------
                                                     Name: James L. Brault
                                                          ----------------
                                                     Title: President
                                                            ---------

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO AND
MAIL TAX STATEMENTS TO:

BCT RUBIDOUX L.L.C.
c/o Brauvin Capital Trust Inc.
30 North LaSalle, Street, Suite 3100
Chicago, IL 60602
Attn:    Barry D. Bain

--------------------------------------------------------------------------------

                                   GRANT DEED

         In accordance with Section 11932 of the California Revenue and Taxation Code, Grantor has declared the amount of the transfer tax which is due by a separate statement which is not being recorded with this Grant Deed.

         THIS GRANT DEED ("Deed") is made and entered into this 21st day of December, 1998 by METRIC INCOME TRUST SERIES, INC., a California corporation ("Grantor"), and in favor of BCT RUBIDOUX L.L.C., a Delaware limited liability company ("Grantee").

                                   WITNESSETH:

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor hereby GRANTS to Grantee that certain real property located in the City of Rubidoux, County of Riverside, State of California commonly known as 5804 Mission Boulevard, Rubidoux, California, being more particularly described on Schedule 1 attached hereto and incorporated herein by this reference (the "Property").

         IN WITNESS WHEREOF, Grantor has executed this Grant Deed as of the day and year first set forth above.

                                            METRIC INCOME TRUST SERIES, INC.,
                                            a California corporation

                                            By:      /s/ Herman H. Howerton
                                                     ----------------------
                                            Its:      Vice-President
                                                      --------------

STATE OF California)
                              )ss.
COUNTY OF San Francisco)

On this 21st day of December __, 1998, before me, Valerie Solar, a notary public in and for said state, personally appeared Herman H. Howerton, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person, acted, executed the instrument.

         WITNESS my hand and official seal.


                  Valerie Solar
                  -------------
                  Notary Public

My Commission Expires: 9/17/02
                       -------
                                  VALERIE SOLAR
                                 Comm. # 1196523
                           NOTARY PUBLIC - CALIFORNIA
                         City & County of San Francisco
                         My Comm. Expires Sept. 17, 2002



                                   SCHEDULE 1
                                LEGAL DESCRIPTION



Parcel A:

Parcel 1 of parcel map no. 21654 as per plat on file in book 150, pages 58 and 59 of parcel maps, records of riverside county, California.

Parcel B:

A non-exclusive easement of use and enjoyment in, to and through the entry ways located on or supplying to the parcels and the traffic areas (except for areas situated underneath gasoline canopies, parking areas and sidewalks) for such parcels, for vehicular and pedestrian ingress and egress for the benefit of the owners, their officers, directors, employees, licensees, agents, contractors, invitees, visitors, customers and tenants, as set forth in a document recorded August 19, 1988 as instrument no. 236813 official records, which are appurtenant to parcel 1 of parcel map no. 21634.

                                  BILL OF SALE


         For valuable consideration, receipt of which is acknowledged, METRIC INCOME TRUST SERIES, INC., a California corporation ("Seller"), grants, sells, transfers and assigns to BCT RUBIDOUX L.L.C., a Delaware limited liability company ("Buyer"), all personal property, if any, owned by Seller and used at the real property located at 5804 Mission Boulevard, Rubidoux, California, which is being sold and conveyed by Seller to Buyer concurrently.

         Buyer acknowledges and agrees that such personal property is sold to and shall be accepted by Buyer in its "As-Is" condition and WITH ALL FAULTS and without any representation of any kind or nature.

         IN WITNESS WHEREOF, Seller has executed this Bill of Sale this 21st day of December, 1998.

                                            SELLER:
                                            -------

                                            METRIC INCOME TRUST SERIES, INC.,
                                            a California corporation

                                            By:      /s/ Herman H. Howerton
                                                     ----------------------
                                            Its:     Vice President
                                                     --------------





                       SELLER'S ESCROW INSTRUCTIONS LETTER

Seller's Escrow Instructions Letter from Landels Ripley & Diamond, LLP, dated December 22, 1998, and acknowledged by Chicago Title Insurance Company on December 24, 1998, is not included with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Seller's Escrow Instructions Letter upon request.




                        SELLER'S FINAL CLOSING STATEMENT

Seller's Final Closing Statement, dated December 24, 1998, is not included with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Seller's Final Closing Statement upon request.

                               FIRTPA CERTIFICATE

         To inform BCT RUBIDOUX L.L.C., an Illinois corporation ("Transferee"), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended, (the "Code"), will not be required upon transfer of certain real property to Transferee by METRIC INCOME TRUST SERIES, INC., a California corporation ("Transferor"), the undersigned hereby certifies the following on behalf of Transferor:

         1. Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

         2. Transferor's U.S. employer identification number is as follows:94-3087630

         3. Transferor's office address is:

                         c/o SSR Realty Advisors
                         One California Street, Suite 1400
                         San Francisco, California 94111-5414

         Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Transferor understands that Transferee is relying on this Certification in determining whether withholding is required upon said transfer.

         Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.


Date:    December 21, 1998.


                                    METRIC INCOME TRUST SERIES, INC.,
                                    a California corporation

                                    By:     /s/ Herman H. Howerton
                                            ----------------------
                                    Its:    Vice President
                                            --------------

              ENVIRONMENTAL INDEMNIFICATION AND REMEDIATION LETTER

The Environmental Indemnification and Remediation Letter, executed by Circle K Stores Inc., dated December 18, 1998, is not included with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Environmental Indemnification and Remediation Letter upon request


                  CALIFORNIA WITHHOLDING EXEMPTION CERTIFICATE

The California Withholding Exemption Certificate for Real Estate Sales (Form 590-RE), executed by Seller, dated December 21, 1998, is not included with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of California Withholding Exemption Certificate upon request